                                                            Exhibit 10(i)(J)(3)


               -------------------------------------------------

                               TRIGGER AGREEMENT



                               ALEXANDER'S, INC.,


                                   Guarantor


                                      and

                 BANC OF AMERICA COMMERCIAL FINANCE CORPORATION

                                     Lender


               -------------------------------------------------

                        DATED:  As of February 24, 2000

               -------------------------------------------------








               -------------------------------------------------

         TRIGGER AGREEMENT

         THIS TRIGGER AGREEMENT (this "Agreement") is made as of the 24th day of February, 2000, by and among ALEXANDER'S INC., a Delaware corporation, having an address at Park 80 West, Plaza II, Saddle Brook, New Jersey 07663 ("Guarantor") AND BANC OF AMERICA COMMERCIAL FINANCE CORPORATION, a Delaware corporation having an office at 187 Danbury Road, Wilton, Connecticut 06897 ("Lender").

                                    RECITALS

A. Lender is the holder of a loan (the "Original Loan") originally made to Guarantor on February 24, 1995 in the original principal amount of $25,000,000. Immediately after the Original Loan was made on February 24, 1995, Alexander's of Fordham Road, Inc. ("Borrower"), a wholly-owned subsidiary of Guarantor, assumed all of the obligations of the Guarantor under the Original Loan and Guarantor was released as the obligor thereunder (although Guarantor remained an obligor under certain guaranties, indemnities and other obligations relating to the Original Loan).

         B. Borrower and Guarantor have requested that Lender extend the term of the Original Loan, reduce the rate at which interest on the Loan is required to be paid on a current basis, terminate certain recourse liabilities of Guarantor, agree to the terms of a future deed-in-lieu of foreclosure (should Borrower elect to deliver one) and make certain other modifications to the terms of the Original Loan (the Original Loan as so extended and modified, the "Loan").

         C. Borrower and Guarantor have also requested that Lender agree to certain cost reimbursements in the event that Borrower notifies Lender that Borrower desires to grant to Lender a deed-in-lieu of foreclosure on certain agreed upon terms as aforesaid.

         D. Lender has agreed to extend and modify the Original Loan and provide such cost reimbursements provided that Guarantor agrees to pay Lender certain liquidated damages in the event of the occurrence of a Trigger Event (as hereinafter defined).

         E. To evidence the Loan, simultaneously with the execution and delivery hereof, Borrower is executing and delivering to Lender that certain Amended and Restated Promissory Note (Secured) of even date herewith in the principal amount of $21,262,848.54 (the "Note"), which Note is secured by, inter alia, that certain Mortgage and Security Agreement dated as of February 24, 1995 as amended by that certain First Amendment of Mortgage and Security Agreement of even date herewith (as so amended, the "Mortgage") made by Borrower to Lender encumbering certain real property commonly known as 2501-2511 Grand Concourse and 2519-2525 Creston Avenue, Bronx, New York, which property is more particularly described in the Mortgage (all of the property encumbered by the Mortgage, the "Property") (the Mortgage, the Note, this Agreement and all other documents, instruments and agreements evidencing, securing or executed in connection with the Loan, as any of the same were heretofore or may hereafter be amended, extended, increased, consolidated, substituted for, assigned, severed, replaced, restated





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
or otherwise modified from time to time, are hereinafter collectively referred to as the "Loan Documents").


         NOW, THEREFORE, in consideration of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor and Lender, intending to be legally bound, hereby agrees as follows:

         1. Definitions. As used in this Agreement, the following terms have the respective meanings indicated below:

         "Affiliate" has the meaning given such term in the Conditional Payment Guaranty (as such term is defined in the Note).

         "Borrower Notice" means a notice given by Borrower to Lender advising Lender of its intention to make a DIL Tender and also containing the following statement: "Pursuant to the Trigger Agreement dated as February 24, 2000, Lender will be responsible for certain property related expenses commencing 60 days after the delivery of this notice".

         "CF Notice" means a notice given by Lender to Guarantor advising Guarantor of Lender's intention to commence a Consensual Foreclosure and requesting Guarantor to cause Borrower not to take any Defense Action.

         "Consensual Foreclosure" means a foreclosure action commenced by Lender with respect to the Property which asserts no claim for a deficiency recovery against Borrower and no claim for recovery against Guarantor under any of the Guaranties, AND WHICH ACTION IS COMMENCED AFTER LENDER HAS GIVEN TWO SEPARATE CF NOTICES AT LEAST FIVE BUSINESS DAYS APART.

         "Deed-in-Lieu Agreement" means a Deed-in-Lieu Agreement in the form of Exhibit A hereto, with the name and adress of the Grantee, recording information for Recital B thereof and the outstanding principal balance of the Loan to be filled in by Lender in a reasonable manner, and with Schedules 2, 3, 5, 8, 9, 10 and 12 completed by Borrower in a reasonable manner.

                 "Defense Action" means (a) the filing of any document, paper or submission with any court by Borrower or any of its Affiliates which (i) raises any objection to any allegations made or relief requested in Lender's complaint, or any other motions or pleadings by Lender, in any action to foreclose the Mortgage, (ii) objects to any service of process or attempted service or the manner thereof in connection with any such action, (iii) raises any defense or asserts any claim, counterclaim or cross-claim against Lender in any such action or seek any adjournments or extensions of time in such action
(iv) puts in an answer or makes any motion in any such action the form and substance of which has not been approved in writing by Lender or (v) seeks to delay Lender's foreclosure of the Mortgage or Lender's obtaining of any relief in connection therewith or (b) a third party's taking any of the actions described in clause (a) in collusion with Borrower.

                 "DIL Grace Period" means any period of time falling within any grace period described in clause (ii) of Paragraph 6 (Trigger Event) hereof.

         "DIL Notice" means a notice given by Lender to Guarantor requesting that Guarantor cause Borrower to make a DIL Tender and which contains the following information: (i) to the extent then known by Lender, the complete name, state of formation and address of the proposed grantee and (ii) a proposed date of closing which shall not be less than 30 days after the date of such notice and which may be adjourned by Lender.

         "DIL Tender " means the simultaneous tender by Borrower to Lender of
(i) the delivery of a Deed-in- Lieu Agreement executed by Borrower together with the Borrower deliveries required pursuant to Section 2(b) of the Deed-in-Lieu Agreement, and (ii) the satisfaction of all conditions to Closing (as defined in the Deed-in-Lieu Agreement) set forth in Section 6 of the Deed-in-Lieu Agreement.

                 "Expense Changeover Date" means the date that is sixty days after the earliest of (i) the date Borrower delivers a Borrower Notice to Lender and (ii) the date Lender delivers to Guarantor a CF Notice or DIL Notice, as the case may be.

                 "Grantee" means the grantee under a Deed-in-Lieu Agreement, which grantee shall be an entity designated by Lender.

         "Guaranty" or "Guaranties" means, individually or collectively, as the case may be, the Conditional Payment Guaranty, the Limited Guaranty and the Environmental Indemnity (each as defined in the Mortgage and as ratified and amended as of the date hereof).

                 "Reimbursement Date" means the earliest of (i) the date on which title to the Property is conveyed to the purchaser at a foreclosure sale of the Property, (ii) the date on which title to the Property is conveyed pursuant to a Deed-in-Lieu Agreement that has been executed and delivered by Borrower, Guarantor, Lender and Grantee and (iii) if Borrower has given a Borrower Notice, the one-year anniversary of the date on which Borrower delivers to Lender the Borrower Notice.

                 "Reimbursable Expenses" means the following costs to the extent actually incurred and paid by Borrower or Guarantor from funds not derived from the Property (due to there being insufficient Property revenue) and evidenced by itemized receipts or other documentation reasonably acceptable to Lender: (i) the reasonable cost of carrying the insurance required to be carried under the Loan Documents and properly allocable to the Reimbursement Period, (ii) the reasonable cost of physically maintaining and providing security for the Property (but specifically excluding any capital expenditures except any necessitated by the threat of immediate danger to persons or property) and properly allocable to the Reimbursement Period and (iii) Real Estate Taxes properly allocable to the Reimbursement Period, but only if Lender and Borrower have agreed in writing that Borrower will pay such real estate taxes when due (rather than have such taxes accrue).

                 "Reimbursement Period" the period commencing on the Expense Changeover Date and ending on the date that title to the Property is conveyed as described in clauses (i) or





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
(ii) of the definition of Reimbursement Date; provided, however, that the Reimbursement Period shall not include any DIL Grace Period.

                 "Title Transfer Date" means the date on which title to the Property is transferred pursuant to a foreclosure sale, a deed-in-lieu of foreclosure or in a bankruptcy proceeding.

         2.  Borrower Notice - Expense Reimbursement.

         (a) Borrower shall have the right at any time to deliver a Borrower Notice.

         (b) If Borrower gives a Borrower Notice or Lender gives a DIL or CF Notice, then, subject to the provisions of Paragraph 2(c) below, (i) on the Reimbursement Date Lender shall reimburse Borrower for all Reimbursable Expenses and (ii) if Borrower has not submitted documentation of all Reimbursable Expenses by the Reimbursement Date, or if the Reimbursement Period extends beyond the Reimbursement Date, Borrower may from time to time after the Reimbursement Date submit requests for additional reimbursement of Reimbursable Expenses and Lender shall reimburse Borrower for such additional Reimbursable Expenses within 20 days after such request (provided that in no event shall Lender be obligated to make such reimbursements more than once in any calendar month).

         (c) Notwithstanding anything to the contrary contained in this Paragraph 2 or elsewhere in this agreement, in no event shall Lender have any obligation to reimburse Borrower for any Reimbursable Expenses (i) if a Trigger Event has occurred, (ii) during any DIL Grace Period (provided that if Borrower makes a DIL Tender prior to the expiration of such DIL Grace Period, Lender's obligation under Paragraph 2(b) above shall be reinstated) or (iii) after the 60th day following the Title Transfer Date (except as to Reimbursable Expenses as to which Borrower has submitted a written request for reimbursement together with the applicable receipts or other documentation on or before such 60th day). Notwithstanding anything to the contrary contained in this Paragraph 2, if Borrower has not paid debt service on the Loan in accordance with the Loan Documetns and all operating expenses (including real estate taxes) and capital expenditures properly allocable to periods prior to the Expense Changeover Date or allocable to any DIL Grace Period (which, in the case of capital expenditures, means capital expenditures actually incurred during the period in question), then Lender shall have the right to offset any and all such amounts against any Reimbursable Expenses payable by Lender to Borrower pursuant to this Agreement or the Deed-in-Lieu Agreement, and Lender shall pay to Borrower only the excess, if any, of the Reimbursable Expenses over such amounts.

         (d) Notwithstanding anything to the contrary contained in the Loan Documents, following the giving by Borrower of a Borrower Notice or the giving by Lender of a CF or DIL Notice, Lender may notify the Clearing Bank (as defined in the Mortgage) to commence sweeping funds into the Deposit Account (as defined in the Mortgage). In such event, so long as a Trigger Event has not occurred, Lender shall release such funds to enable Borrower to pay Reimbursable Expenses (or to reimburse Borrower for Reimbursable Expenses paid by Borrower) and to pay other bonafide operating expenses of the Property (provided that such funds shall be first used to pay Reimbursable Expenses for the then current period, before being used to pay any other operating expenses). Such funds shall be released to Borrower monthly within five (5) days after Borrower submits a written requisition thereof accompanied by reasonably detailed invoices and, where applicable, contracts. Lender reserves the right to make payments directly to third party obligees or jointly to Borrower and any such obligee (unless Borrower has already paid such expenses, in which event the payment shall be made to Borrower). Borrower is under no obligation to Lender to pay Reimbursable Expenses to the extent Lender does not release funds in accordance with this Paragraph 2(d).

         3. Borrower Notice - Deed-in-Lieu. If title to the Property is still held by Borrower on the one-year anniversary of the giving by Borrower of a Borrower Notice, Borrower shall have the right to give Lender a second Borrower Notice (the "Second Borrower Notice"). Within ten Business Days after Borrower gives the Second Borrower Notice, on a closing date mutually satisfactory to Lender and Borrower (unless a foreclosure sale of the Property has occurred prior to such closing date), Lender and Borrower shall (and Lender shall designate Grantee and cause Grantee to) execute and deliver the Deed-in-Lieu Agreement and pay and perform all of their obligations to be paid and performed on the closing date thereunder. Borrower shall be entitled to specific performance of Lender's obligations under this Paragraph 3. Notwithstanding the foregoing, from and after the occurrence of a Trigger Event, Lender shall have no obligations under this Paragraph 3.

         4.  Lender CF Notice or DIL Notice.

                 (a) At any time from and after the date on which the Loan has matured or has been accelerated in accordance with the terms of the Loan Documents, Lender shall be entitled to give Guarantor a CF Notice or a DIL Notice. After having given a DIL Notice, Lender may give a CF Notice and after having given a CF Notice Lender may give a DIL Notice, and the latest of such notices shall supercede any prior notice(s). Following the giving of a DIL Notice or CF Notice, Guarantor shall cause Borrower to cooperate with Lender so as to promptly provide Lender with such information and documentation about the property (including information regarding leases, tenants, income and expenses) as Lender may reasonably request to facilitate and plan for the transfer of title to the Property.

                 (b) Nothing contained in this Agreement shall be construed to require Guarantor to cooperate with Lender in any foreclosure action which seeks recovery of any deficiency or other monetary amount from Borrower and/or from Guarantor.





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
         5.  Payment by Guarantor Following Trigger Event.

         (a) Guarantor hereby agrees that, if a Trigger Event occurs, then, on the Title Transfer Date, Guarantor shall pay to Lender the sum of (i) ONE MILLION DOLLARS ($1,000,000) plus (ii) the aggregate amount of all Reimbursable Expenses, if any, theretofore paid by Lender pursuant to this Agreement, plus
(iii) debt service on the Loan in accordance with the Loan Documents and all Operating Expenses (including real estate taxes) properly allocable to periods prior to the Title Transfer Date. This payment shall not be credited to any obligations of Borrower under any of the Loan Documents or any obligations of Guarantor under any other Loan Documents, but is intended as liquidated damages for losses and expenses that Lender may incur or suffer in enforcing its rights under the Loan Documents, including losses that may result by reason of delays in obtaining title to the Property, including decreases in the market value of the Property during any such periods of delay. Guarantor agrees that such losses and expenses are difficult if not impossible to ascertain and that the foregoing liquidated damages constitutes reasonable compensation to Lender for same. Interest shall accrue on the foregoing amounts at the Default Rate (as defined in the Note) from the Title Transfer Date until paid. Guarantor shall also reimburse Lender for all costs and expenses (including reasonable attorneys' fees) incurred by Lender in enforcing Guarantor's obligations hereunder, whether or not suit is instituted, and including all trial level and appeal proceedings).

          (b) Guarantor's obligations and liabilities under this Agreement and each of the Guaranties are separate, distinct and cumulative and the fact that Guarantor's liability under any one or all of the Guaranties may terminate or be released shall not affect Guarantor's liability under any of the other Guaranties or under this Agreement, and the fact that Guarantor's liability under this Agreement may terminate or be released shall not affect Guarantor's liability under any of the Guaranties.

         6. Trigger Event. A "Trigger Event" shall be deemed to have occurred under this Agreement if either:

         (i) following the giving by Lender of two CF Notices, any Defense Action is taken, or

         (ii) following the giving of any DIL Notice by Lender, Borrower fails, on the closing date specified in the DIL Notice, to make a DIL Tender, and such failure continues for 10 Business Days after Lender gives Guarantor a second notice (the DIL Notice being the first notice) specifying in reasonable detail the obligations that Borrower has failed to perform and/or the conditions that Borrower has failed to satisfy; provided, however, that if such failure is not reasonably capable of being cured within such 10 Business Day period and is not a Deemed Curable Failure, Guarantor and/or Borrower shall have such additional time period as may be required with the exercise of reasonable diligence to cure such failure, and no Trigger Event shall be deemed to have occurred so long as Guarantor and/or Borrower commence efforts to cure such failure within the initial 10 Business Day period and thereafter diligently pursue the cure of such failure. "Deemed Curable Failure" means (x) Borrower's failure to perform any obligation or satisfy any condition that can be performed or satisfied by the payment of a liquidated sum of money or (y) Borrower's failure due to the pendency of a Voluntary Proceeding or the taking by Borrower or any of its affiliates of an Opposition Act.

         7. Notices. All notices, demands and requests required or desired to be given under this Agreement shall be in writing and shall be delivered (i) in person, (ii) by United States registered or certified mail, return receipt requested, postage prepaid, (iii)by Federal Express or other recognized overnight courier or (iv) by telecopier, followed by a hard copy delivered pursuant to clause (i), (ii) or (iii) above, addressed in each case as follows:

                 To Borrower or Guarantor:

                 Alexander's, Inc.
                 Park 80 West
                 Plaza II
                 Saddle Brook, New Jersey  07663
                   Attn:  Chief Financial Officer
                          Telephone:  201/587-1000
                          Telecopier: 201/587-0600

                 with a copy to:

                 Whitman Breed Abbott & Morgan LLP
                 200 Park Avenue
                 New York, New York  10166
                          Attn:  Neil Underberg
                          Telephone:  212/351-3488
                          Telecopier: 212/351-3131

                 and to:

                 Vornado Realty Trust
                 Park 80 West
                 Plaza II
                 Saddle Brook, New Jersey  07663
                           Attn:  Vice President for Real Estate
                           Telephone:  201/587-1000
                           Telecopier: 201/587-0600

                 and to:

                 Vornado Realty Trust
                 Park 80 West
                 Plaza II
                 Saddle Brook, New Jersey  07663
                            Attn: Chief Financial Officer
                            Telephone:  201/587-1000
                            Telecopier: 201/587-0600





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
                 and to:

                 Vornado Realty Trust
                 Park 80 West
                 Plaza II
                 Saddle Brook, New Jersey  07663
                             Attn: Steven Roth
                             Telephone:  201/587-1000
                             Telecopier: 201/587-0600

NOTWITHSTANDING THE FOREGOING, AS OF JULY 1, 2000, THE SADDLE BROOK ADDRESS LISTED FOR ALEXANDER'S, INC. AND VORNADO REALTY TRUST SHALL BE CHANGED TO THE FOLLOWING ADDRESS:

210 ROUTE 4 EAST
PARAMUS, NEW JERSEY  07652

                 To Lender:

                 Banc of America Commercial Finance Corporation
                 187 Danbury Road
                 Wilton, Connecticut  06897
                             Attn:  Vice President, Commercial Real Estate
                             Telephone:   (203) 423-4000
                             Telecopier:  (203) 423-4003

                 with a copy to:

                 Banc of America Commercial Finance Corporation
                 187 Danbury Road
                 Wilton, Connecticut  06897
                              Attn: General Counsel
                              Telephone:   (203) 423-4000
                              Telecopier:  (203) 423-4163

or at such other addresses or to the attention of such other persons as may from time to time be designated by the party to be addressed by written notice to the other in the manner herein provided. Notices, demands and requests given in the manner aforesaid shall be deemed sufficiently served or given for all purposes hereunder when received or when delivery is refused or when the same are returned to sender for failure to be called for.

         Any notice given by Lender under this Agreement shall contain a statement as follows: "THIS NOTICE IS GIVEN PURSUANT TO THE TRIGGER AGREEMENT DATED AS OF FEBRUARY 24, 2000 RELATING TO THE FORDHAM ROAD LOAN. YOUR FAILURE TO COMPLY WITH THIS NOTICE MAY RESULT IN THE TRIGGERING OF PAYMENT OBLIGATIONS UNDER THE TRIGGER AGREEMENT."

         8. Amendments. This Agreement cannot be waived, altered, modified or terminated orally, and no executory agreement shall be effective to waive, amend, modify or alter this Agreement in whole or in part, unless in writing and signed by the party against which enforcement is sought.

         9. Legal Construction. (a) All terms contained herein shall be construed, whenever the context of this Agreement so requires, so that the singular number shall include the plural, and the plural the singular, and the use of any gender shall include all genders.

                 (b) The terms "include" and "including" as used in this Agreement shall be construed as if followed by the phrase "without limitation".

         10. Legal Fees. In any dispute over the terms and provisions of this Agreement, the prevailing party shall be entitled to recover from the other party its attorneys' fees and costs, including such fees and costs incurred in all appellate proceedings.

         11. Successors and Assigns; Governing Law. (a) All references to Lender, Guarantor and Borrower shall be deemed to include references to the successors and assigns of Lender, Guarantor and Borrower, respectively, including, without limitation, in the case of Lender, all successors to and assignees of Lender as holder of the Mortgage.

                 (b) In all respects, including, without limitation, matters of construction and performance of this Agreement and the obligations arising hereunder, this Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts and obligations made and performed in such state and any applicable laws of the United States of America. Interpretation and construction of this Agreement shall be according to the contents hereof and without presumption or standard of construction in favor of or against Guarantor or Lender.

         12. Severability; Other Obligations. (a) If any term or provision of this Agreement or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.

         13. JURY TRIAL. THE PARTIES TO THIS AGREEMENT HEREBY WAIVE THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, OR RELATED TO, THE SUBJECT MATTER OF THIS AGREEMENT. THIS WAIVER IS KNOWINGLY, INTENTIONALLY, AND VOLUNTARILY MADE BY EACH PARTY, AND EACH PARTY ACKNOWLEDGES THAT NO OTHER PARTY HAS MADE ANY REPRESENTATIONS OF FACT TO INDUCE THIS WAIVER OF TRIAL BY JURY OR IN ANY WAY TO MODIFY OR NULLIFY ITS EFFECT. EACH PARTY FURTHER ACKNOWLEDGES THAT SUCH PARTY HAS BEEN REPRESENTED (OR HAS HAD THE OPPORTUNITY TO BE REPRESENTED) IN THE SIGNING OF THIS AGREEMENT AND IN THE MAKING OF ALL WAIVERS CONTAINED HEREIN BY INDEPENDENT LEGAL COUNSEL, SELECTED BY SUCH PARTY, AND THAT SUCH PARTY HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.





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
         14. Consent to Jurisdiction. Each party hereby submits to personal jurisdiction in the State of New York for the enforcement of the provisions of this Agreement and irrevocably waives any and all rights to object to such jurisdiction for the purposes of litigation to enforce any provision of this Agreement. Each party hereby consents to the jurisdiction of the Supreme Court of the State of New York, and the United States District Court for the Southern District, in any action, suit, or proceeding which any party may at any time wish to file in connection with this Agreement or any related matter. Each party hereby agrees that any action, suit or proceeding to enforce this Agreement shall be brought in any state or federal court in the State of New York, and hereby irrevocably waives any objection which such party may have to the laying of the venue of any such action, suit, or proceeding in any such court and hereby further irrevocably waives any claim that any such action, suit or proceeding brought in such a court has been brought in an inconvenient forum. Each party hereby consents that service of process in any action, suit or proceeding may be made by personal service upon such party, or by delivery in accordance with the notice requirements of Paragraph 5 of this Agreement; provided, however, that the provisions of this Paragraph 5 shall not affect the right of any party to serve legal process in any other manner permitted by law.

         15. No Impairment or Release.

         (a) The validity of this Agreeme and the obligations of Guarantor hereunder shall in no way be terminated, released, abated, affected or impaired by the happening from time to time of any event or condition, including, without limitation, any of the following: (i) the assertion or non-assertion by Lender of any of the rights or remedies available to Lender pursuant to the provisions of the Loan Documents or pursuant to any applicable law, rule, regulation or statute; (ii) the waiver by Lender of, or the failure of Lender to enforce, or the lack of diligence by Lender in connection with the enforcement of, any of its rights or remedies under the Loan Documents; (iii) the granting by Lender of any indulgence or extension of time; (iv) the exercise by Lender of any so-called self-help remedies; (v) any other act, omission or conditions which might in any manner or to any extent vary the risk to Guarantor or might otherwise operate as a discharge or release of Guarantor under applicable law; (vi) the invalidity or unenforceability of all or any portion or provision of the Note, the Mortgage and/or any other Loan Document;
(vii) any release or discharge of or accord and satisfaction with Borrower or Guarantor or any other person or entity, by variation of the terms of the Note or otherwise; (viii) the impairment, modification, change, release, discharge or limitation of the liability of Borrower or Guarantor or any of their estates in a proceeding under the Bankruptcy Code or resulting from or pursuant to any decision of any court of the United States or any state or subdivision thereof;
(ix) any present or future law or order of any government (de jure or de facto) or of any agency thereof purporting to reduce, amend or otherwise affect the Liabilities or to vary any terms of payment, satisfaction or discharge thereof;
(x) the waiver, compromise, settlement, release, extension, amendment, change, modification or termination of the terms of the Liabilities or any or all of the obligations, covenants or agreements of Borrower or Guarantor under the Loan Documents; (xi) the extension of the time for satisfaction, discharge or payment of the Liabilities or any part thereof owing or payable by Borrower or Guarantor under the Loan Documents or of the time for performance of any other obligations, covenants or agreements under or arising out of this Agreement or the extension or renewal of any thereof; (xii) the existence of any guaranty of the Liabilities in favor of Lender, or the enforcement or attempted enforcement of such guaranty;

(xiii) the obtaining, retaining, or release of any collateral for the Liabilities or the Loan; and (xiv) any event or action that would in the absence of this paragraph result in the release or discharge of Guarantor from the performance or observance of any obligation, covenant or agreement contained in this Agreement.

         (b) Guarantor hereby waives all notice of any default in the payment or performance of any Liabilities (except to the extent Guarantor is entitled to receive any such notice of default under this Agreement or under the Environmental Indemnity, the Conditional Payment Guaranty or the Limited Guaranty), all protest, demands, notices or presentments of any kind, notice of any acceptance of this Agreement and all matters and rights which may be raised in avoidance of, or in defense against, any action to enforce the obligations of Guarantor hereunder. Guarantor hereby waives any and all suretyship defenses or defenses in the nature thereof without in any manner limiting any other provisions of this Agreement. Notwithstanding anything to the contrary contained herein, Guarantor hereby irrevocably waives all rights Guarantor may have at law or in equity, including, without limitation, any law subrogating Guarantor to the rights of Lender, to seek contribution, indemnification or any other form of reimbursement from Borrower and any other person now or hereafter primarily or secondarily liable for any obligations of Borrower to Lender, including, without limitation, the Liabilities, for any payment made by Guarantor under or in connection with this Agreement, unless and until payment in full of the Liabilities has been received by Lender.

         (c) Lender may at its sole option and without notice or demand, proceed directly against Guarantor for any liability it may have under this Agreement without having proceeded against Borrower or any other person or entity liable to any extent for any of the Liabilities or against the collateral under the Loan Documents. Guarantor's liability hereunder shall continue without regard to whether or not Lender may have instituted or prosecuted or obtained or realized any judgment in any suit, action or proceeding or shall have exhausted any of its remedies or taken any steps to enforce any of its rights under or pursuant to the Loan Documents or at law or in equity, or otherwise, and without regard to any other condition or contingency.

         (d) No encumbrance, assignment, leasing, subletting, sale or other transfer by Borrower of any of the Property or any of Borrower's other assets shall operate to extinguish or diminish the liability of Guarantor under this Agreement.

         (e) Guarantor agrees that should Borrower or Guarantor become a debtor in a proceeding under the Bankruptcy Code, Guarantor's liability hereunder shall not be released, modified or otherwise impaired. This Agreement shall continue to be effective or be reinstated, as the case may be, if any payment of the Liabilities is returned by Lender, or if any conveyance of the Property or any portion thereof pursuant to a Deed-in-Lieu Agreement or a foreclosure of the Mortgage is set aside, upon the insolvency, bankruptcy, liquidation or reorganization of Borrower or Guarantor or otherwise, as though such payment or conveyance, as the case may be, had not been made in the first instance.

         (f) Guarantor assumes the responsibility for being and keeping itself informed of the financial condition of Borrower and of all other circumstances bearing upon the risk of failure to pay, perform or discharge any of the obligations and liabilities of Borrower and Lender shall have no duty to advise Guarantor of information known to Lender regarding such condition or any such circumstance.

         (g)    The waiver of any provision of this Agreement by Lender shall
(i) not be binding on Lender unless in accordance with Paragraph 8 hereof, and
(ii) constitute a waiver of that provision on that occasion only, and shall not constitute a waiver of any other provision of this Agreement, or of that provision with respect to any other occasion.

         (h) If any term or provision of this Agreement or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforced to the fullest extent permitted by law; provided, however, all rights, powers and remedies provided herein may be exercised only to the extent that the exercise thereof does not violate any applicable law, and are intended to be limited to the extent necessary so that they will not render this Agreement invalid or unenforceable under any applicable law. Each of the waivers set forth in this Agreement is made with knowledge of its significance and consequences, and under the circumstances the waivers are reasonable. If any of said waivers is determined to be contrary to any applicable law or public policy, such waiver shall be effective only to the maximum extent permitted by law.

         (i) As used in this Paragraph 15 the term "Liabilities" means all obligations and liabilities of Borrower under the Loan Documents.

         16. Survival of Excluded Liabilities. It is the intent of the parties hereto that neither the commencement of a Consensual Foreclosure, the prosecution of a Consensual Foreclosure, the issuance of a judgement of foreclosure nor the consummation of a foreclosure sale in connection therewith, shall serve as a release, waiver, modification or impairment of any obligations or liabilites of Borrower or Guarantor for any of the Excluded Liabilites (as defined in the form of Deed-in-Lieu Agreement attached as Exhilibit A hereto), which obligations and liabilities shall survive the conveyance of the Property pursuant to a Consensual Foreclosure or otherwise.

         17. Third Party Beneficiary. Borrower is a third party beneficiary of, and may enforce, this Agreement.

                 IN WITNESS WHEREOF, each of the undersigned have duly executed or caused this Agreement to be duly executed as of the day and year first above written.



                                       ALEXANDER'S, INC.

                                       By: /s/ Irwin Goldberg
                                           ----------------------------
                                           Name: Irwin Goldberg
                                           Title: Secretary

                                       BANC OF AMERICA COMMERCIAL
                                       FINANCE CORPORATION



                                       By: /s/ Leslie S. Brown
                                           ---------------------------
                                           Name: Leslie S. Brown
                                           Title: Vice President

                                   EXHIBIT A
                             Deed-in-Lieu Agreement

                                   SCHEDULE A
                                   ----------




                             DEED-IN-LIEU AGREEMENT

                                  BY AND AMONG

                BANC OF AMERICA COMMERCIAL FINANCE CORPORATION,

                                   AS LENDER,

                      [ENTITY TO BE DESIGNATED BY LENDER],

                                  AS GRANTEE,

                       ALEXANDER'S OF FORDHAM ROAD, INC.,

                                  AS BORROWER,

                                      AND

                               ALEXANDER'S, INC.,

                                  AS GUARANTOR

TABLE OF CONTENTS

                                                                                 PAGE
                                                                                 ----
1.     Definitions                                                                 2

2.     The Closing                                                                 6
       (a)  Time and Place of Closing                                              6
       (b)  Events to Occur At Closing                                             6
       (c)  Conveyance of Rights in Streets                                        7

3.     Consideration; Absolute Conveyance                                          8

4.     (a)  Representations and Warranties of Borrower                             8
                (i)     Corporate Existence and Good Standing                      8
                (ii)    Corporate Power and Authority                              8
                (iii)   No Violation                                               8
                (iv)    Approvals                                                  9
                (v)     Litigation; Claims                                         9
                (vi)    Compliance with Law                                        9
                (vii)   Leases                                                     9
                (viii)  Other Agreements                                          10
                (ix)    Security Deposits                                         10
                (x)     Tax Refunds                                               10
                (xi)    Bankruptcy                                                10
                (xii)   Brokerage Arrangements                                    10
                (xiii)  Application of Cash                                       10
                (xiv)   [INTENTIONALLY LEFT BLANK]                                11
                (xv)    No Employees                                              11
                (xvi)   No Duress                                                 11
                (xvii)  [INTENTIONALLY LEFT BLANK]                                11
                (xviii) Cash and Securities                                       11

       (b)      Representations and Warranties of Guarantor                       11
                (i)     Corporate Existence and Good Standing                     11
                (ii)    Corporate Power and Authority                             11
                (iii)   No Violation                                              11
                (iv)    Approvals                                                 12
                (v)     Bankruptcy                                                12

5.     Covenants                                                                  12
       (a)      Covenants of Borrower in Favor of Lender and Grantee              12
                (i)     No Waiver                                                 12

                                                                                           Page
                                                                                           ----
                          (ii)    Payment of Obligations                                    12
                          (iii)   Other Documents                                           13
                          (iv)    Insurance Policies                                        13
                          (v)     Post Closing Rent Schedule                                13

                 (b)      Indemnity by Guarantor                                            13
                          (i)     Breach or Inaccuracy                                      13
                          (ii)    Excluded Liabilites                                       14

6.               Conditions Precedent to the Closing                                        14

7.               Assumption of Certain Liabilities Only                                     15

8.               Release of Lender Parties                                                  15

9.               Covenant Not to Sue                                                        15

10.              Release of Guarantor                                                       16

11.              Waiver of Subrogation                                                      17

12.              No Merger                                                                  17

13.              Negation of Partnership                                                    17

14.              Cooperation                                                                18

15.              Transfer Taxes                                                             18

16.              Confidentiality                                                            18

17.              Survival                                                                   18

18.              Miscellaneous.                                                             18
                 (a)  Notices                                                               18
                 (b)  Successors and Assigns                                                20
                 (c)  Applicable Law                                                        20
                 (d)  Severability                                                          20
                 (e)  Headings                                                              20
                 (f)  Entire Agreement                                                      20
                 (g)  Amendment                                                             20
                 (h)  Waiver of Compliance; Consents                                        21
                 (i)  Submission to Jurisdiction; Waiver of Venue and Jury Trial            21
                 (j)  Counterparts                                                          21
                 (k)  Execution and Delivery Required                                       21

                                                                         Page

                                  SCHEDULES
                                  ---------

 Schedule 1  -    Description of Land
 Schedule 2  -    Leases
 Schedule 3  -    Litigation Schedule
 Schedule 4  -    [Intentionally Left Blank]
 Schedule 5  -    Creditors of Borrower and Payables
 Schedule 6  -    Permitted Encumbrances
 Schedule 7  -    [Intentionally Left Blank]
 Schedule 8  -    Other Agreements
 Schedule 9  -    Insurance Policies
 Schedule 10 -    Security Deposits
 Schedule 11 -    Certain Violations
 Schedule 12 -    Tax Refunds

                                   EXHIBITS
                                   --------

 Exhibit A -      Form of Deed
 Exhibit B -      Form of Assignment of Leases
 Exhibit C -      Form of Bill of Sale
 Exhibit D -      Form of Tenant Estoppel Certificate
 Exhibit E -      Form of FIRPTA Certification
 Exhibit F -      Form of Letter to Tenants

                                                                            Page
                             DEED-IN-LIEU AGREEMENT


                 DEED-IN-LIEU AGREEMENT made as of this ____ day of_________, 200_, by and among ALEXANDER'S OF FORDHAM ROAD, INC., a Delaware corporation ("BORROWER"), ALEXANDER'S INC., a Delaware corporation ("GUARANTOR"), BANC OF AMERICA COMMERCIAL FINANCE CORPORATION, having an office at 187 Danbury Road, Wilton, Connecticut ("LENDER") and [ENTITY TO BE DESIGNATED BY LENDER], A ____________________________________ ( "GRANTEE").


                                    RECITALS



         A. Borrower owns the parcels of land described on Schedule 1 hereto (the "LAND") and the improvements thereon.

         B. Lender is the holder of a loan (the "LOAN") evidenced by that certain Amended and Restated Promissory Note (Secured) dated February 24, 2000 in the principal amount of $21,262,848.54 made by Borrower to Lender (the "NOTE") and secured by, among other things, that certain Mortgage and Security Agreement dated as of February 24, 1995 made by Borrower to Lender and recorded on February 27, 195 in Reel 1303, Page 457 as amended by that certain First Amendment to Mortgage and Security Agreement dated as of February 24, 2000 (the "Mortgage Amendment") and recorded on [insert recording information] (as so amended, the "MORTGAGE"), which Mortgage encumbers the Land and the improvements thereon.

         C. As of the date hereof the outstanding principal balance of the Loan is $[____________].

         D. In connection with the Loan, Guarantor, the sole shareholder of Borrower, executed and delivered to Lender the Conditional Payment Guaranty, the Limited Guaranty, the Environmental Indemnity and the Trigger Agreement (collectively, the "GUARANTIES") (the Note, the Mortgage, the Guaranties and all other documents and instruments executed by Borrower and/or Guarantor in connection with the Loan, as any of the same have heretofore been modified, amended, supplemented, restated, consolidated or extended, are hereinafter referred to collectively as the "LOAN DOCUMENTS").

         E. Borrower has determined that it is in the best interest of Borrower to enter into this Agreement and to consummate the transactions contemplated hereby.

         F. Borrower and Guarantor have requested, and Lender has agreed, that Lender or its designee (which need not be an Affiliate of Lender) accept a conveyance of the Property in return for, among other things (i) a covenant by Lender not to sue Borrower for the Debt, and (ii) a release of the Guaranties (other than the Excluded Liabilities), in each case subject to and in accordance with the terms and conditions of this Agreement.

         G. Lender has designated Grantee to accept a conveyance of the Property at the Closing, subject to and in accordance with this Agreement.

                 NOW, THEREFORE, in consideration of the covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by all of the parties hereto, the parties hereto agree as follows:

1. DEFINITIONS. For all purposes of this Agreement, the following terms shall have the meanings set forth below:
2.
3. "AFFILIATE" means, with respect to a specified Person, (i) any person that directly or indirectly controls, is controlled by or is under common control with, the specified Person, (ii) any member of the family (as defined in Section 267(c)(4) of the Internal Revenue Code of 1986) of the specified Person or any partner, officer, director, shareholder, employee, trustee or beneficiary of the specified Person, or (iii) any employee, partner, officer, director, trustee or beneficiary of the specified Person. For purposes of this definition, (x) "control" means the power to direct or cause the direction of the management and policies of the Person in question and (y) any Person who directly or indirectly owns 10% or more of the beneficial ownership interests in another Person, shall be deemed to control such other Person.
4.
5. "AGREEMENT" means this Deed-in-Lieu Agreement, including all schedules and exhibits hereto.
6.
7. "ASSIGNMENT AND ASSUMPTION OF LEASES" means an assignment and assumption agreement, substantially in the form of Exhibit B hereto, pursuant to which at the Closing (a) Borrower shall convey to Grantee all right, title and interest of Borrower in, to and under the Leases, and (b) Grantee shall assume all of the obligations of the landlord under the Leases first arising on or after the Closing Date.
8.
9. "BILL OF SALE" means a bill of sale, substantially in the form of Exhibit C hereto, pursuant to which Borrower shall convey to Grantee at the Closing all right, title and interest of Borrower in, to and under the Personal Property.
10.
11.      "BORROWER" is defined at the beginning of this Agreement.
12.
13.
14.
15.      "CLOSING" means the consummation of the transactions described in
Section 2(b) hereof.
16. "CLOSING DATE" means the date and time that the Closing is consummated.

                                                                            Page
17.
18. "CONDITIONAL PAYMENT GUARANTY" means that certain Conditional Payment Guaranty made by Guarantor to Greyrock Capital Group Inc. (Lender's former name) as amended by that certain Ratification of and Amendment to Conditional Payment Guaranty dated as of February 24, 2000.
19.
20. "CONVEYANCE DOCUMENTS" means the Deed, the Bill of Sale, and the Assignment and Assumption of Leases.
21.
22. "CONVEYANCES" means the transfers, assignments and conveyances effected by the execution and delivery of this Agreement and the Conveyance Documents.
23.
24. "DEBT" means all principal, accrued and unpaid interest and other sums payable under the Loan Documents.
25.
26. "DEED" means a bargain and sale deed without covenant, substantially in the form of Exhibit A hereto, pursuant to which Borrower shall at the Closing convey to Grantee fee title to the Real Property, subject to the Permitted Encumbrances.
27.
28. "DEPOSIT ACCOUNT" has the meaning given such term in Exhibit C to the Mortgage Amendment.
29.
30. "DEPOSIT BANK" has the meaning given such term in Exhibit C to the Mortgage Amendment.
31.
32. "DOCUMENTS" means this Agreement and all other agreements, certificates, instruments, affidavits, exhibits, schedules and other documents to be executed and delivered pursuant to this Agreement.
33.
34. "ENVIRONMENTAL INDEMNITY" means that certain Hazardous Materials Indemnity Agreement dated as of February 24, 1995 made by Borrower and Guarantor to Greyrock Capital Group Inc. (Lender's former name) as amended by that certain Ratification of and Amendment to Hazardous Materials Indemnity Agreement dated as of February 24, 2000.
35.
36. "EXCLUDED LIABILITIES" means any and all obligations and liabilities now existing or hereafter arising under (i) the Environmental Indemnity, and/or
(ii) the Limited Guaranty (provided that, for purposes of this Agreement only, from and after the Closing Date the references in paragraph 1(a) of the Limited Guaranty to Section 4.12(c) of the Mortgage and Section 15(c) of the Note shall be deemed to refer only to clauses (i) through (viii) of such Section 4.12(c) of the Mortgage and Section 15(c) of the Note).
37.
         "EXPENSE CHANGEOVER DATE" has the meaning given such term in the Trigger Agreement.

         "FIRPTA CERTIFICATION" means a certification in the form of Exhibit E, verified as true and signed and sworn to under penalty of perjury by a duly authorized officer of Borrower.

         "GRANTEE" is defined at the beginning of this Agreement.

         "GUARANTIES" is defined in Recital D.

         "INCLUDING" or "INCLUDE" means "including, without limitation."

         "INSOLVENCY PROCEEDING" means a proceeding under any applicable bankruptcy, reorganization, liquidation, insolvency, creditors' rights or other similar law now or hereafter in effect or a proceeding in which a receiver, liquidator, trustee or other similar official is sought to be appointed for the Person in question.

         "LAND" is defined in Recital A.

         "LEASES" means the leases described on Schedule 2 hereto, each of which has been entered into in accordance with the Mortgage.

         "LENDER" is defined at the beginning of this Agreement.

         "LENDER'S COVENANT" means the covenant by Lender to Borrower set forth in Section 14.

         "LIMITED GUARANTY" means that certain Guaranty and Indemnity Agreement made by Guarantor to Greyrock Capital Group Inc. (Lender's former name) as amended by that certain Ratification of and Amendment to Limited Guaranty dated as of February 24, 2000.

         "LOAN" is defined in Recital B.

         "LOAN DOCUMENTS" is defined in Recital D.

         "MORTGAGE" is defined in Recital B.

         "NET CASH FLOW PAYMENTS" has the meaning given such term in the Note.

         "NOTE" is defined in Recital B.

         "OTHER AGREEMENTS" means the agreements described on Schedule 8 hereto.

         "PERMITTED ENCUMBRANCES" means the liens and encumbrances described on
Schedule 6 hereto.

                                                                            Page
         "PERSON" or "PERSON" means and includes any individual, partnership, corporation, governmental entity, trust, unincorporated association, joint venture or other entity.

         "PERSONAL PROPERTY" means all of the Property other than the Real Property.

         "PROPERTY" means:

         (i) the Land, all improvements thereon (including all fixtures owned by Borrower which constitute real property) and any other interest in real property appurtenant to the Land or such improvements and owned by Borrower (collectively the "Real Property"),

         (i) all tangible personal property owned by Borrower immediately prior to the Closing Date, and all claims now or hereafter arising under insurance policies in respect of any damage to or loss or destruction of any of the Real Property or any such personal property, and all proceeds of all such claims,

         (i)     [Intentionally Left Blank]

         (i) all right, title and interest of Borrower in, to and under the Leases (including all accrued and unpaid rent and other amounts payable under the Leases),

         (i) all right, title and interest of Borrower (whether as lessee or lessor) in, to and under all leases of personal property (if any) which Grantee elects to assume at Closing,

         (i) all right, title and interest of Borrower in, to and under all security deposits (and earnings thereon) held immediately prior to the Closing Date by or on behalf of Borrower under the Leases or under leases of personal property,

         (i) all insurance policies under which Borrower is a named insured and which are assignable to Grantee,

         (i) subject to the provisions of Section 15(b) below, all right, title and interest of Borrower in, to and under refunds and claims for refunds of real estate taxes paid by or on behalf of Borrower in respect of the Real Property, and

         (i) any and all other property which, immediately prior to the Closing Date, is subject to the lien of the Mortgage.

         "REAL ESTATE TAXES" means any and all of the following, but only if non-payment of the item in question could result in a lien therefor that is prior to the lien of the Mortgage: real estate taxes and assessments, water and sewer rents and charges, and any other taxes, duties, fees charges or payments imposed by any governmental, quasi-governmental or public authority.

         "REAL PROPERTY" is defined in clause (i) of the definition of Property.

         "RELEASE OF GUARANTOR" means the release set forth in Section 10.

         "RENT SCHEDULE" means a schedule (in a form reasonably satisfactory to Grantee) setting forth, with respect to each Lease, the date to which each of the following items has been paid by the tenant thereunder: fixed and minimum rents, percentage rents, common area maintenance charges, contributions for real estate taxes, operating expenses, utility charges and insurance premiums, and any other additional rent and sums payable by the tenant under such Lease. Without limiting the foregoing, the Rent Schedule shall specifically indicate, with respect to each Lease, all amounts due and unpaid by the tenant thereunder as of the date of the Rent Schedule.

         "TRIGGER AGREEMENT" means that certain Trigger Agreement dated as of February 24, 2000 between Guarantor and Lender.

1.       THE CLOSING.
2.
(a) Time and Place of Closing . The Closing shall take place on the date hereof at the offices of Kaye, Scholer, Fierman, Hays & Handler, LLP, 425 Park Avenue, New York, New York 10022 or such other place in the Borough of Manhattan, City of New York as may be designated by the Grantee. The delivery of all documents and the payment of all amounts at the Closing shall be deemed to have been made simultaneously.

(a)      Events to Occur At Closing .  The following shall take place at the
Closing:
(b)
         (i) Borrower shall execute and deliver to Grantee the Deed and the Bill of Sale;

         (i) If there are any Leases in effect on the Closing Date, Borrower and Grantee shall each execute and deliver the Assignment and Assumption of Leases and Borrower shall deliver to Grantee an original, executed copy of each Lease and any brokerage agreements pertaining to such Leases;

         (i) Borrower shall deliver to Grantee copies of all books and records of Borrower relating to the Property that are in Borrower's possession (including those relating to the acquisition, development, construction, financing, maintenance, operation and leasing of the Property), it being understood that to the extent Borrower maintains any of its financial or other information in computer files, Borrower may deliver a diskette or CD ROM containing such information;

                                                                            Page
         (i) Borrower shall transfer in immediately available funds to an account specified by Grantee all security deposits and the interest thereon constituting Property;

         (i) Borrower shall deliver to Lender a certified check in the amount of, or transfer in immediately available funds to an account specified by Lender, (x) the positive Cumulative Net Cash Flow Amount calculated through the close of business on the day before the Expense Changeover Date (to the extent not previously paid to Lender) and (y) the amount, if any, by which all Gross Revenues received during the period commencing on the Expense Changeover Date and ending on the Closing Date, exceed Operating Expenses paid from such Gross Revenue during such period (except in the case of this clause (y), to the extent such Gross Revenues are in the Deposit Account, in which case they shall be deemed to have already been delivered to Lender and Lender shall be authorized to cause the Deposit Bank to pay the balance of the Deposit Account to Lender);

         (i) a duly authorized officer in Borrower shall execute and deliver the FIRPTA Certification;

         (i) Borrower shall deliver to Grantee the then current real estate tax bills, licenses and permits in Borrower's possession, tenant files (if there are any tenants) and a non- multi[ple dwelling affidavit executed by Borrower; and

         (i) Borrower shall cause the holders (other than Lender) of any mortgages or other security agreements encumbering all or any portion of the Property to release of record the Property from the lien(s) of such mortgages and security agreements.

         (i) Borrower shall deliver to Lender and Grantee certified copies of (x) corporate resolutions authorizing the execution and delivery of the Documents to which it is a party and the consummation of the transactions described therein, (y) its certificate of incorporation and by-laws and (z) a good standing certificate dated not more than 30 days before the Closing Date.

         (i) Guarantor shall deliver to Lender and Grantee certified copies of (x) corporate resolutions authorizing the execution and delivery of the Documents to which it is a party and the consummation of the transactions described therein, (y) its certificate of incorporation and by-laws and (z) a good standing certificate dated not more than 30 days before the Closing Date.

         (i) Borrower shall deliver to Grantee an executed Tenant Estoppel Certificate from each tenant of the Real Property in the form of Exhibit D hereto or such other form as Lender may request be used (provided that Borrower shall not have an obligation to deliver any such estoppel certificate that it has not been able to obtain after having delivered a written request for such estoppel (together with a draft of the proposed estoppel in a form approved by Lender) to the tenant in question and after having followed up at least once by telephone).

        (i) Borrower and Lender shall execute and deliver to each tenant of the Real Property a notice in the form of Exhibit F hereto.

        (i) The parties hereto shall execute and/or deliver such other documents as may be expressly required under any other provisions of this Agreement.


(a)     CONSIDERATION; ABSOLUTE CONVEYANCE.    In accordance with and subject
to the terms of this Agreement, the following consideration is to be given to Borrower and/or Guarantor in return for the Conveyances:
(b)
        (i)     Lender's Covenant;

        (i)     the Release of Guarantor; and

        (i) such other consideration as is expressly provided for in this Agreement.

(a) Borrower acknowledges and agrees that: (i) the conveyance of the Property to Grantee pursuant to the terms of this Agreement is to be an absolute conveyance of all of Borrower's right, title and interest in and to the Property in fact as well as in form and the Conveyance Documents are not intended to be a mortgage, trust conveyance, deed of trust or security instrument of any kind; (ii) the consideration for the Conveyances is exactly as recited in this Agreement; and (iii) after the Closing Date, Borrower will have no further interest (including rights of redemption) or claims in, to or against the Property or the income derived therefrom.
(b)
(C) REPRESENTATIONS AND WARRANTIES OF BORROWER. Borrower hereby represents and warrants to Grantee and Lender as follows:
(d)
        (i) Corporate Existence and Good Standing. Borrower is a corporation duly formed, validly existing and in good standing under the laws of the State of Delaware.

        (i) Corporate Power and Authority. Borrower has the corporate power and authority to execute, deliver and carry out the terms and provisions of each of the Documents to which it is a party. Borrower has taken all necessary corporate action to authorize the execution, delivery and performance of each of the Documents to which it is a party. Each Document has been duly executed and delivered by Borrower, to the extent a party thereto, and constitutes the legal, valid and binding obligation of Borrower enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                                                                            Page
         (i) No Violation. Neither the execution, delivery or performance by Borrower of the Documents to which it is a party, nor compliance by Borrower with any of the terms and provisions thereof, nor the consummation by Borrower of any of the transactions contemplated by this Agreement (w) contravenes any provisions of any law, statute, rule or regulation of the United States or any state thereof or any existing order, writ, injunction or decree of any federal or state governmental authority, or any other law, statute, rule or regulation or any existing order, writ, injunction or decree of any other governmental authority, (x) conflicts or is inconsistent with, or will result in any breach of, any of the terms, covenants, conditions or provisions of, or will constitute (with or without notice or lapse of time or both) a default under, any indenture, mortgage, deed of trust, agreement or other instrument to which Borrower is a party, or by which it or any of its property or assets are bound or to which it or any of its property or assets may be subject, (y) will result in the creation or imposition of (or the obligation to create or impose) any lien upon any of the property or assets of Borrower, pursuant to the terms of any indenture, mortgage, deed of trust, agreement or other instrument to which Borrower is a party or by which it or any of its property or assets are bound or to which it may be subject or (z) violates any provision of the certificate of incorporation or Bylaws of Borrower.

         (i) Approvals. All registrations, filings, consents, waivers, approvals, notices and actions, if any, with any federal, state or local governmental authority which Borrower is required to have made or obtained in connection with the execution, delivery and performance by Borrower of the Documents to which it is a party, or in connection with the carrying out or performance by Borrower of the transactions required or contemplated by such Documents, have been made or obtained.

         (i) Litigation; Claims. Set forth on Schedule 3 hereto is an accurate and complete list and description of each action, suit or proceeding (whether judicial, governmental, administrative or other) now pending, or threatened in writing, in which any party has made any claim against Borrower.

         (i) Payables. To Borrower's actual knowledge, Schedule 5 hereto is a list of all of Borrower's liabilities (other than the Loan).
         (ii) " \l 3
         (iii) Leases. Set forth on Schedule 2 hereto is an accurate and complete list of all leases and other occupancy agreements affecting the Real Property or any portion thereof and all amendments thereto (the "Leases"). All of the Leases (and any amendments thereto) were entered into in accordance with the applicable requirements of the Loan Documents. Except as set forth in Schedule 3, Borrower has not consented to any subletting or assignment by the lessee thereunder. Except as set forth on Schedule 3, Borrower has not amended, modified, terminated or agreed to a surrender of any Lease. Except as set forth on Schedule 3, all work required to be performed by the landlord under the Leases has been completed and paid for. Except as set forth on
         Schedule 3, no
         tenant under a Lease has asserted in writing a claim, offset or defense against Borrower under such Lease. No tenant under a Lease or other person has an option, right of first refusal or right of first offer with respect to the sale of the Property or any portion thereof. There are no written or oral promises, understandings or commitments between Borrower and the tenant under any Lease other than those set forth in the Leases. No Person is, or has a right to be, in possession of any portion of the Real Property other than tenants under the Leases (and other than any rights granted to Lender under the Loan Documents). None of the Personal Property is subject to any rental agreement or security agreement. Notwithstanding the foregoing, to the extent that any of the representations in this subparagraph (viii) are contained, without any qualification as to knowledge or otherwise, in an estoppel delivered to Grantee and Lender and executed by the tenant under the Lease in question, Borrower shall be deemed not to have made such representation as to such Lease.

         (i) Other Agreements. Set forth on Schedule 8 is an accurate and complete list of all agreements (other than the Leases, the Loan Documents and other agreements referred to in this Agreement or the Schedules hereto) to which Borrower is a party and which directly or indirectly affect the Property or any portion thereof or any interest
         therein (the "Other Agreements").   Except as set forth on Schedule 8,
         none of the Other Agreements has been amended, modified or terminated. Except as set forth on Schedule 8, no party to any of the Other Agreements has asserted in writing a claim or defense against Borrower under any of the Other Agreements.

         (i) Security Deposits. Set forth on Schedule 10 hereto is an accurate and complete list of the amount of all lease security deposits held by or on behalf of Borrower, the bank account(s) in which such security deposits are held and the identity of the tenant which furnished such security deposit and the identification of the Lease under which such security deposit was furnished.

         (i) Tax Refunds. Except as set forth on Schedule 12, Borrower is not aware of any refunds for real estate taxes to which it is entitled or for which a claim has been made.

         (i) Bankruptcy. No Insolvency Proceeding is pending in which Borrower is a debtor.

         (i) Brokerage Arrangements. Borrower is not a party to any brokerage arrangement with respect to the Real Property or any Lease under which a brokerage commission is or could become due and payable (other than a brokerage agreement with a third party unaffiliated with Borrower as to a Lease approved in writing by Lender, and then only to the extent the amount in question will become due to the broker in connection with an extension or expansion option set forth in the Lease which option has not been exercised as of the Closing Date).

                                                                            Page
         (i)     Application of Cash.  Since February 24, 2000 all Net Cash
         Flow Payments required to be made to Lender pursuant to the Loan Documents have in fact been made.

         (i)     Cure of Certain Violations.  The violations identified on
         Schedule 11 hereto have been removed of record and any fines, interest, penalties or other charges relating to such violations have been paid in full. (In lieu of this representation, Borrower can pay all fines, interest and penalties accrued as of two business days following the Closing Date and pay Lender $13,500, the estimated cost of removing such violations.)

         (i) No Employees. No persons are employed by Borrower in connection with the operation or maintenance of the Property.

         (i) No Duress. Borrower is represented by legal counsel of its choice, is fully aware of the terms contained in this Agreement and has voluntarily and without coercion or duress of any kind entered into this Agreement.

         (i)     Rent Schedule.   The Rent Schedule attached hereto as Schedule
         4 is true and correct in all material respects.

(a) Representations and Warranties of Guarantor. Guarantor hereby represents and warrants to Grantee and Lender as follows:
(b)
         (i) Corporate Existence and Good Standing . Guarantor is a corporation duly formed, validly existing and in good standing under the laws of the State of Delaware.

         (i) Corporate Power and Authority. Guarantor has the corporate power and authority to execute, deliver and carry out the terms and provisions of each of the Documents to which it is a party. Guarantor has taken all necessary action to authorize the execution, delivery and performance of each of the Documents to which it is a party. Each Document has been duly executed and delivered by Guarantor, to the extent a party thereto, and constitutes the legal, valid and binding obligation of Guarantor enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

         (i) No Violation. Neither the execution, delivery or performance by Guarantor of the Documents to which it is a party, nor compliance by Guarantor with any of the terms and provisions thereof, nor the consummation by Guarantor of any of the transactions contemplated by this Agreement (w) contravenes any provisions of any law, statute, rule or regulation of the United States or any state thereof or any existing order, writ, injunction or decree of any federal or state governmental authority, or any other law, statute, rule or regulation or any existing order, writ, injunction or decree of any other governmental authority, (x) conflicts or is inconsistent with, or will result in any breach of, any of the terms, covenants, conditions or provisions of, or will constitute (with or without notice or lapse of time or both) a default under, any indenture, mortgage, deed of trust, agreement or other instrument to which Guarantor is a party, or by which it or any of its property or assets are bound or to which it or any of its property or assets may be subject, (y) will result in the creation or imposition of (or the obligation to create or impose) any lien upon any of the property or assets of Guarantor, pursuant to the terms of any indenture, mortgage, deed of trust, agreement or other instrument to which Guarantor is a party or by which it or any of its property or assets are bound or to which it may be subject or (z) violates any provision of the certificate of incorporation or Bylaws of Guarantor.

         (i) Approvals. All registrations, filings, consents, waivers, approvals, notices and actions, if any, with any federal, state or local governmental authority which Guarantor is required to have made or obtained in connection with the execution, delivery and performance by Guarantor of the Documents to which it is a party, or in connection with the carrying out or performance by Guarantor of the transactions required or contemplated by such Documents, have been made or obtained.

         (i) Bankruptcy. There is pending no Insolvency Proceeding in which the Guarantor is a debtor.

1.       COVENANTS.
2.
(a) Covenants of Borrower in Favor of Lender and Grantee . Borrower hereby covenants to, and agrees in favor of, Lender and Grantee as follows:
(b)
         (i) Post Closing Rents. Following the Closing, Borrower shall turn over to Lender all Gross Revenue (as defined in the Note) received by or on behalf of Borrower on or after the Closing Date.

         (i) Indemnity. Borrower shall indemnify, defend and hold harmless Lender and Grantee from and against any and all claims, liabilities, actions, damages, losses and expenses arising from or relating to (x) any bodily injury, death or property damage suffered by a third party on or about the Real Property prior to Closing and (y) the claims of any tenant or other occupant, or any party to an Other Agreement, which claims arose prior to the Closing Date; provided, however, that Borrower's liability under this subparagraph 5(a)(ii) shall not exceed the sum of (1) the amount of liability insurance available to Borrower in respect of the claims in question and (2) the amounts, if any, paid or payable to by Grantee or Lender to Borrower pursuant to this Agreement.

(a)              Indemnity by Guarantor.
(b)

                                                                        Page
         (i) Breach or Inaccuracy. Guarantor shall defend, indemnify, and hold harmless Grantee and Lender from any and all claims, liabilities, costs, losses, expenses (including reasonable counsel fees and disbursements, whether incurred in enforcing this indemnity or in connection with defending claims of third parties), damages, and liabilities suffered or incurred by Grantee or Lender and arising or resulting from (i) the breach or inaccuracy of any representation or warranty made by Borrower or Guarantor under Section 4 hereof or (ii) Borrower's breach of subparagraph 5(a)(i).

         (i) Excluded Liabilities. Guarantor agrees that it's liability for the Excluded Liabilities survives the Conveyances and is not impaired or otherwise affected by this Agreement (including, without limitation, the provisions of Section 9 (Covenant Not to Sue) or
         Section 10 (Release of Guarantor) of this Agreement).

1. CONDITIONS PRECEDENT TO THE CLOSING. Neither Lender nor Grantee shall have any obligation to execute or deliver any Document (including this Agreement) or any other document or make any payment or take any other action under Section 2 of this Agreement unless on or prior to the Closing Date the following conditions shall have been satisfied in full or waived in writing by the party or parties for whose benefit the condition exists:
2.
(a) all representations and warranties made by Borrower and Guarantor in this Agreement shall be true and correct in all material respects on and as of the Closing Date;
(b)
(c) Borrower shall have performed in full all obligations required to be performed by Borrower on or prior to the Closing Date under the terms of this Agreement;
(d)
(e) Borrower's fee title to the Real Property shall be subject to no liens or encumbrances other than the Permitted Encumbrances (and Guarantor shall have executed and delivered any reasonable and customary title affidavits (excluding affidavits as to ownership of the Real Property or as to any liens that can be searched on a current basis in the public records) and/or undertakings requested by Grantee's title insurer to omit liens or encumbrances that are not Permitted Encumbrances and that are customarily omitted by affidavit and/or undertaking);
(f)
(g) no Insolvency Proceedings by, against or with respect to Borrower or a Guarantor shall have been commenced;
(h)
(i) all material items of the Personal Property shall be owned by Borrower free and clear of liens and encumbrances;
(j)
(k) there shall have occurred no destruction of the Property nor any material damage thereto which is not covered by insurance (under which Lender is the loss payee) and adequate to fully replace or repair the destroyed or damaged portion of the Property (or, to the extent such insurance is insufficient, Guarantor shall have paid to Lender the amount of such deficiency); provided, however, that so long as the insurance meets the requirements of the Loan Documents, it shall be deemed to satisfy the requirements of this Paragraph provided that any insurance proceeds received by Borrower are turned over to Lender.
(l)
3. ASSUMPTION OF CERTAIN LIABILITIES ONLY. Except for Grantee's assumption of the Leases in accordance with the terms of the Assignment and Assumption of Leases, neither Grantee nor Lender assumes or shall be deemed to have assumed any obligations or liabilities of Borrower whatsoever (including, without limitation, any obligations to employees, obligations under service contracts or any other kind of obligation or liability whatsoever).
4.
5. RELEASE OF LENDER PARTIES. Borrower and Guarantor do hereby jointly and severally release, acquit and forever discharge Lender and Lender's participating lenders, subsidiaries, shareholders, Affiliates, principals (both disclosed and undisclosed), officers, directors, agents, and employees, and the respective heirs, personal representatives, successors and assigns of the foregoing (collectively, the "LENDER PARTIES") from any and all claims, demands, debts, dues, sums of money, bonds, bills, specialties, actions, causes of action, suits, contracts, covenants, controversies, agreements, obligations, reckonings, promises, variances, accounts, defenses, offsets, trespasses, damages, judgments, extents, executions and liabilities of any kind or character whatsoever, known or unknown, suspected or unsuspected, in contract or in tort, at law or in equity, including such claims and defenses as fraud, mistake, duress and usury, which Borrower or any of the partners in Borrower (including Guarantor) or their respectful successors and assigns ever had, now have, or might hereafter have against the Lender Parties, jointly or severally, for, upon or by reason of any matter, cause or thing whatsoever occurring from the beginning of the world to the Closing Date, which relates to, in whole or in part, directly or indirectly: (a) the Loan; (b) the Loan Documents; (c) the Property; or (d) the Debt; provided, however, that the foregoing shall not constitute a release or waiver by Borrower of any of its rights under this Agreement, and provided further that Borrower reserves all defenses to claims for Excluded Liabilities. Borrower and Guarantor covenant and agree, from and after the Closing Date, not to commence or maintain and not to direct or induce any other Person to commence or maintain any action or proceeding to set aside any of the Conveyances or any other aspect of the transactions contemplated by this Agreement. Each of Borrower and Guarantor acknowledges that a suit for damages is an inadequate remedy for the enforcement of this covenant and agrees that this covenant may be specifically enforced by Lender or Grantee.
6.
(a) COVENANT NOT TO SUE. Lender does hereby covenant and agree, subject to the terms and limitations set forth below in Section 9(b), not to commence, join in, prosecute or participate in any suit or other proceeding in which a claim is made to hold Borrower and/or any of its officers, directors, shareholders, agents, employees, or the respective successors and assigns of any of the foregoing (collectively, the "Borrower Parties") personally liable for all or any part of the Debt or for the performance of any of Borrower's obligations under the Loan Documents; provided, however, that the foregoing shall not (i) constitute a waiver of any obligation evidenced by the Mortgage or the Note, (ii) affect in any way the validity of any of the obligations evidenced and secured by the Note and the Mortgage, (iii) release or impair the Note or the lien of the Mortgage, (iv) affect or impair the ability or right of Lender to foreclose the lien of the Mortgage and/or to name Borrower as a party defendant in any action or suit for judicial

                                                                       Page
foreclosure and sale under the Mortgage or Note so long as no judgement in the nature of a deficiency judgement is asked for or taken against any of the Borrower Parties, (v) prevent or in any way hinder Lender from exercising, or constitute a defense, an affirmative defense, a counterclaim, or other basis for relief in respect of the exercise of, any other remedy against any property encumbered by the Mortgage or (vi) constitute a waiver or release of, or otherwise impair or affect, the obligations of Guarantor under this Agreement and/or the obligations of Guarantor for the Excluded Liabilities .
(b)
(c) Notwithstanding anything to the contrary contained in Section 9(a) above, (i) Lender's covenant and agreement set forth in Section 9(a) shall not constitute or be deemed to constitute either a waiver of Lender's rights or a release of Borrower's obligations either under this Agreement or with respect to any of the Excluded Liabilities, and (ii) such covenant and agreement shall be void ab initio and of no force or effect, and Borrower will be obligated to pay and perform its obligations under the Loan Documents (in accordance with and subject to the terms thereof as existing immediately prior to the Closing) if any one or more of the following events occurs (the absence of all such events being a condition subsequent to the continued effectiveness of such covenant and agreement by Lender):
(d)
         (x) any material portion of any of the Conveyances is ever rendered void or is effectively rescinded or if any of Grantee's rights under any of the Conveyances or any of Grantee's or Lender's rights under this Agreement is ever materially modified or limited or if any other material aspect of the transactions contemplated by this Agreement is ever set aside, in each case pursuant to or in connection with an Insolvency Proceeding; or

         (y) the release of the Lender Parties set forth in Section 8 of this Agreement is ever rendered void or rescinded or adjudicated unenforceable by operation of law or by order of any court of competent jurisdiction.

Notwithstanding the foregoing, if (1) the reinstatement of Borrower's obligations pursuant to clause 9(b)(x) results from an Involuntary Proceeding in which neither Borrower nor any Affiliate of Borrower has taken an Opposition Act (as such terms are defined in the Conditional Payment Guaranty) and (2) the conveyance of the Real Property to Grantee has not been set aside, then the reinstatement of Borrower's obligations shall terminate when Lender and Grantee have recovered the losses, costs, damages and expenses (including attorneys' and other professionals' fees) actually suffered or incurred as a result of the matters described in such clause 9(b)(x).

1. RELEASE OF GUARANTOR. Subject to the conditions and limitations set forth in this Section 10, Lender does hereby release, acquit and forever discharge Guarantor and its successors and assigns (collectively, the "Guarantor Parties") from any and all claims, demands, debts, dues, sums of money, bonds, bills, specialties, actions, causes of action, suits, contracts, covenants, agreements, controversies, obligations, promises, variances, reckonings, accounts, defenses and liabilities of any kind or character whatsoever, known or unknown, suspected or unsuspected, in contract or in tort, at law or in equity, which Lender and its successors and assign ever had, now have, or might hereafter have against the Guarantor Parties, jointly or severally, for, upon or by reason of any matter, cause or thing whatsoever occurring from the beginning of the world to the date hereof, which relates, in whole or in part, directly or indirectly, to the Guaranties or any of the obligations of the Guarantor thereunder; provided, however, that the foregoing shall not constitute either a waiver of Lender's rights or a release of Guarantor's obligations under this Agreement or with respect to any of the Excluded Liabilities; and provided further that, notwithstanding anything to the contrary contained in this Section 10, the provisions of this Section 10 shall be void ab initio and of no force or effect and Guarantor will be obligated to pay and perform its obligations under the Guaranties (in accordance with and subject to the terms thereof as existing immediately prior to the date hereof) if any one or more of the following events occurs (the absence of all such events being a condition subsequent to the continued effectiveness of the provisions of this Section 10):

         (i) any material portion of any of the Conveyances is ever rendered void or is effectively rescinded or if any of Grantee's rights under any of the Conveyances or any of Grantee's or Lender's rights under this Agreement is ever materially modified or limited or if any other material aspect of the transactions contemplated by this Agreement is ever set aside, in each case pursuant to or in connection with an Insolvency Proceeding; or

         (i) the release of the Lender Parties set forth in Section 8 of this Agreement is ever rendered void or rescinded or adjudicated unenforceable by operation of law or by order of any court of competent jurisdiction.

Notwithstanding the foregoing, if (1) the reinstatement of Borrower's obligations pursuant to clause 9(b)(x) results from an Involuntary Proceeding in which neither Borrower nor any Affiliate of Borrower has taken an Opposition Act (as such terms are defined in the Conditional Payment Guaranty) and (2) the conveyance of the Real Property to Grantee has not been set aside, then the reinstatement of Borrower's obligations shall terminate when Lender and Grantee have recovered the losses, costs, damages and expenses (including attorneys' and other professionals' fees) actually suffered or incurred as a result of the matters described in such clause 9(b)(x).

The provisions of this Section 10 shall not be construed so as to release Guarantor from any claims other than those referred to herein.

                                                                          Page
1. WAIVER OF SUBROGATION. Guarantor hereby unconditionally releases and waives any and all rights Guarantor may have acquired in and to the Loan, the Loan Documents or the Property, whether by making payments under any one or more of the Guaranties or otherwise.
2.
3. NO MERGER. Notwithstanding anything to the contrary contained in this Agreement, (a) subject to Lender's Covenant and the Release of Guarantor, all of the Loan Documents shall remain in full force and effect after the transactions contemplated by this Agreement have been consummated and (b) the interest of Grantee in the Property created by the Conveyances shall not merge with the interest of Lender in the Property under the Loan Documents. It is the express intention of each of the parties that the interest of Lender in the Property pursuant to the Loan Documents and the interest of Grantee in the Property pursuant to the Conveyance Documents shall not merge, but shall be and remain at all times separate and distinct, notwithstanding any union of said interests in Lender at any time by purchase, foreclosure or otherwise and that the liens created by the Mortgages will remain at all times valid and continuous liens.
4.
5. NEGATION OF PARTNERSHIP. Nothing contained in this Agreement or the Documents shall be deemed to create a partnership or joint venture between Lender and Borrower, or between Grantee and Borrower, or to cause Lender or Grantee to be liable or responsible in any way for the actions, liabilities, debts or obligations of Borrower, Guarantor or any other Person, except to the extent otherwise expressly provided in Section 7 hereof.
6.
7. COOPERATION. Prior to and at all times following the Closing Date, Borrower, Guarantor, Lender and Grantee agree to execute and deliver, or to cause to be executed and delivered, such documents (including transfer tax returns) and to do, or cause to be done, such other acts and things as might reasonably be requested by the Grantee's title insurer or any party to this Agreement to assure that the benefits of this Agreement are realized by the parties.
8.
9.       TRANSFER TAXES/APPORTIONMENTS.
10.
11. (a) Lender agrees that in no event shall Guarantor have any obligation to Lender or to Grantee to pay any New York State or New York City transfer taxes that may become due and payable in connection with the Conveyances. Grantee shall prepare any transfer tax returns to be executed in connection with the Conveyances.
12.
13. (b) Operating Expenses, real estate taxes, capital expenditures and debt service on the Loan shall be apportioned as, to the extent and in accordance with the provisions of Paragraph 2 of the Trigger Agreement; provided, however, that (i) in no event shall Grantee or Lender have any obligation to apportion any rents or other income received by them on or after the Closing Date and (ii) rents and other income received by or on behalf of Borrower after the Closing Date shall be promptly turned over to Lender.
14.

15. CONFIDENTIALITY. No party hereto shall, or shall permit its Affiliate to, disclose to any third party (other than the Grantee's title insurer) any information relating to the Documents or the transactions contemplated by the Documents except (a) in connection with a proceeding to enforce such party's rights under any of the Documents, (b) to such party's Affiliates, participants, agents, attorneys, accountants and consultants, to the extent necessary to enable such persons to perform their respective responsibilities and services, (c) in the case of Grantee, to its lenders and investors, (d) such disclosure as Guarantor's counsel shall deem appropriate in connection with Guarantor's filings with the Securities and Exchange Commission, New York Stock Exchange or other public stock exchange or any other disclosure which would customarily be made by a publicly held company or (e) as required by law. 16.
17. SURVIVAL. All of the terms, provisions, certifications, covenants, conditions, representations, warranties, indemnities, covenants and agreements contained in this Agreement or in any of the other Documents shall survive the Closing.

1.       MISCELLANEOUS.
2.
(a) Notices. All notices, demands and requests required or desired to be given hereunder shall be in writing and shall be delivered (i) in person, (ii) by United States registered or certified mail, return receipt requested, postage prepaid, (iii) by overnight courier or (iv by telecopier, followed by a hard copy delivered pursuant to clause (i), (ii) or (iii) above, addressed in each case as follows:

                 To Borrower or Guarantor:

                 Alexander's Inc.
                 Park 80 West
                 Plaza II
                 Saddle Brook, New Jersey  07663
                          Attn:  Chief Financial Officer
                          Telephone:  (201) 587-1000
                          Telecopier: (201) 587-0600

                 with a copy to:

                 Whitman Breed Abbott & Morgan LLP
                 200 Park Avenue
                 New York, New York  10166
                          Attn:  Neil Underberg
                          Telephone:  (212) 351-3000
                          Telecopier: (212) 351-3131

                 and to:

                                                                            Page
                 Vornado Realty Trust
                 Park 80 West
                 Plaza II
                 Saddle Brook, New Jersey  07663
                          Attn:  Vice President for Real Estate
                          Telephone:  (201) 587-1000
                          Telecopier: (201) 587-0600

Notwithstanding the foregoing, as of July 1, 2000, the Saddle Brook address listed for Alexander's, Inc. and Vornado Realty Trust shall be changed to the following address:

                 210 Route 4 East
                 Paramus, New Jersey 07652

                 To Lender:

                          Banc of America Commercial Finance Corporation
                          187 Danbury Road
                          Wilton, Connecticut  06897
                                  Attn:  Vice President, Commercial Real Estate
                                  Telephone:   (203) 423-4000
                                  Telecopier:  (203) 423-4003

                 with a copy to:

                          Banc of America Commercial Finance Corporation 187 Danbury Road
                          Wilton, Connecticut  06897
                                  Attn: General Counsel
                                  Telephone:   (203) 423-4000
                                  Telecopier:  (203) 423-4163

                 To Grantee:

                     -----------------
                     -----------------
                     -----------------

or at such other addresses or to the attention of such other persons as may from time to time be designated by the party to be addressed by written notice to the other in the manner herein provided. Notices, demands and requests given in the manner aforesaid shall be deemed sufficiently served or given for all purposes hereunder when received or when delivery is refused or when the same are returned to sender for failure to be called for.

(a) Successors and Assigns. Whenever in this Agreement any party or person is referred to, such reference shall be deemed to include the successors, assigns, administrators, executors and personal representatives of such party or person; and all covenants, promises and agreements by or on behalf of any party or person that are contained in this Agreement shall bind and inure to the benefit of such party's or person's successors, assigns, administrators, executors or personal representatives. No party hereto may assign this Agreement without the prior written consent of all other parties hereto, any such assignment without such prior written consents being null and void; provided, however, that, notwithstanding anything to the contrary contained in the foregoing or elsewhere in this Agreement, Lender and/or Borrower may assign their respective rights and obligations under this Agreement to their respective Affiliates.
(b)
(c) Applicable Law. This Agreement and the instruments executed pursuant hereto shall be construed in accordance with and governed by the laws of the State of New York without giving effect to the conflict of laws principles thereof.
(d)
(e) Severability. Except as otherwise provided herein, in Lender's Covenant and in the Release of Guarantor, in the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforce-ability of the remaining provisions contained herein or therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
(f)
(g) Headings. Section headings used herein are for convenience of reference only and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.
(h)
(i) Entire Agreement. This Agreement and the other Documents constitute the entire understanding between the parties hereto with respect to the subject matter hereof and shall supersede and take the place of any other instrument, document or letter purporting to be an agreement of the parties hereto with respect to the subject matter hereof.
(j)

                                                                            Page
(k) Amendment. Neither this Agreement nor any of the provisions hereof can be changed, waived, discharged or terminated, except by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.
(l)
(m) Waiver of Compliance; Consents. Except as otherwise provided in this Agreement, any failure of any of the parties to comply with any obligation, covenant, agreement or condition herein may be waived by the party or parties entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but such a waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 20.

(a)      Submission to Jurisdiction; Waiver of Venue and Jury Trial .
(b)
         (i) Any legal action or proceeding with respect to this Agreement or any of the transactions contemplated herein may be brought in the courts of the State of New York located in the County of New York or of the United States of America for the Southern District of New York, and, by execution and delivery of this Agreement, each of the parties hereto hereby accepts generally and unconditionally, the exclusive jurisdiction of the aforesaid courts.

         (i) Each of the parties hereto hereby irrevocably waives, in connection with any such action or proceeding, any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions.

         (i) IN ANY ACTION OR PROCEEDING ARISING UNDER ANY DOCUMENT, EACH PARTY HERETO AS AN INTEGRAL PART OF THIS AGREEMENT WAIVES TRIAL BY JURY IN SUCH ACTION OR PROCEEDING.

(a) No Waiver. Except as expressly provided in Sections 9 and 10 above, neither the execution or delivery of or discussions and negotiations concerning this Agreement nor anything contained herein shall be deemed to be a waiver by Lender of any of its rights, powers and remedies under the Loan Documents or of any default or event of default thereunder. The Mortgage, Note and other Loan Documents to which Borrower is a party shall continue in full force and effect from and after and notwithstanding the Closing, subject to the provisions of Lender's Covenant.

         Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
(b)
(c) Execution and Delivery Required. This Agreement shall not constitute a binding agreement unless and until it has been executed and delivered by Borrower, Guarantor, Lender and Grantee.
(d)
(e) IN WITNESS WHEREOF, each of the undersigned have duly executed or caused this Agreement to be duly executed as of the day and year first above written.
(f)
(g)                                          ALEXANDER'S OF FORDHAM ROAD, INC.
(h)
(i)
(j)                                          By:
                                                ----------------------------

                                                                            Page

                                     ALEXANDER'S, INC.

                                     By:
                                        -----------------------------

                                     BANC OF AMERICA COMMERCIAL FINANCE
                                     CORPORATION


                                     By:
                                        -----------------------------
                                        Name:
                                        Title:

                                     [GRANTEE]

                                     By:
                                        -----------------------------

                                   SCHEDULE 2

                                     Leases

                         [to be completed by Borrower]

                                                                            Page


                                   SCHEDULE 3

                              Litigation Schedule

                         [to be completed by Borrower]

                                   SCHEDULE 5

                       Creditors of Borrower and Payables

                         [to be completed by Borrower]

                                                                            Page


                                   SCHEDULE 6

1. Liens for Real Estate Taxes not due and payable as of Closing Date (and liens for Real Estate Taxes for which Lender is responsible under section 2 of the Trigger Agreement).

2. All matters set forth in Schedule B to the title insurance policy insuring the lien of the mortgage (other than (i) any exceptions for Real Estate Taxes, (ii) subordinate mortgages and (iii) Caldor Lease.

3. All other liens and encumbrances other than (i) liens and encumbrances affirmatively granted by Borrower in violation of the Loan Documents, (ii) liens and encumbrances granted to or held by or for the benefit of Borrower or any Affiliate of Borrower and (iii) liens pertaining to Borrower that are unrelated to the Property (e.g., Federal tax liens, liens for NYS Franchise taxes or license fees, liens for New York City corporation taxes or judgements liens for matters unrelated to the Property) but are liens against the Property.

                                   SCHEDULE 8

                                Other Agreements

                         [to be completed by Borrower]

                                                                            Page


                                   SCHEDULE 9

                               Insurance Policies

                         [to be completed by Borrower]

         SCHEDULE 10

                               Security Deposits

                         [to be completed by Borrower]

                                                                            Page


         SCHEDULE 11

                                   Violations

         SCHEDULE 12

                                  Tax Refunds

                         [to be completed by Borrower]

                                                                            Page



                                   EXHIBIT A

                             Bargain and Sale Deed



         THIS INDENTURE, made the _____ day of ____________, ____ by ALEXANDER'S OF FORDHAM ROAD, INC. (herein called "Grantor"), a Delaware corporation having an address at Park 80 West, Plaza II, Saddle Brook, New Jersey 07663, and ___________________________(herein called "Grantee"), a
___________________________________________________.

         WITNESSETH, that Grantor, in consideration of Ten Dollars and other valuable consideration paid by Grantee, does hereby grant and release unto Grantee, the heirs or successors and assigns of Grantee forever:

         ALL that certain plot, piece or parcel of land, with the buildings and improvements thereon erected, situate, lying and being in the County of the Bronx, City and State of New York, and more particularly described on Exhibit 1 attached hereto.

         TOGETHER with all right, title and interest, if any, of Grantor in and to any streets and roads abutting the above-described premises to the center lines thereof; TOGETHER with the appurtenances and all the estate and rights of Grantor in and to said premises; TO HAVE AND TO HOLD the premises herein granted unto Grantee, the heirs or successors and assigns of Grantee forever.

         Grantor, in compliance with Section 13 of the Lien Law, covenants that Grantor will receive the consideration for this conveyance and will hold the right to receive such consideration as a trust fund to be applied first for the purpose of paying the cost of the improvement and will apply the same first to the payment of the cost of the improvement before using any part of the total of the same for any other purpose.

         IN WITNESS WHEREOF, Grantor has duly executed this deed the day and year first above written.

                                      ALEXANDER'S OF FORDHAM ROAD,
                                      INC.



                                      By:
                                         -------------------------

Name:
Title:

                                                                            Page



STATE OF NEW YORK )
                  )SS:
COUNTY OF NEW YORK)


         On the        day of               , ____, before me personally came
, to me known to be the individual described in and who executed the foregoing instrument, and acknowledged that he executed the same.


                                 NOTARY PUBLIC

BLOCK  3167, LOT 1 and
BLOCK 3175, LOT 26
TOWN OR COUNTY:  BRONX


Return by mail to:




Attention:
          ----------------

                                                                            Page


EXHIBIT B

                           Assignment And Assumption
                                   Of Leases


         ASSIGNMENT AND ASSUMPTION OF LEASES (this "Assignment and Assumption"), made as of ______________, between ALEXANDER'S OF FORDHAM ROAD, INC., a Delaware corporation having an address at Park 80 West, Plaza II, Saddle Brook, New Jersey 07663, ("Assignor"), and ___________________________,
a _______________________ ("Assignee").

                             Preliminary Statement

         Assignor is the landlord under the leases described on Annex 1 hereto (the "Leases").

         Pursuant to agreement dated _____________, between Assignor and Assignee (the "Agreement"), Assignor wishes to assign to Assignee all of Assignor's right, title and interest in, to and under the Leases.

         NOW, THEREFORE, in consideration of the premises, the mutual covenants contained herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

         1. Assignor hereby assigns to Assignee and its successors and assigns all of Assignor's right, title and interest in, to and under the Leases and all rights, claims and causes of action arising out of or related to the Leases. Such assignment is made without representation, warranty or covenant, except for those set forth in the Agreement.

         2. Assignee hereby accepts the assignment of the Leases from Assignor and assumes and agrees to be bound by the obligations of Assignor thereunder first arising on or after the date hereof.

         IN WITNESS WHEREOF, the parties have signed this Assignment and Assumption as of the day and year first above written.

                                             ALEXANDER'S OF FORDHAM
                                             ROAD, INC.

                                             By:
                                                --------------------------

                                                Title:

                                             -----------------------------
                                             By:
                                                --------------------------
                                                Name:
                                                Title:

                                                                            Page


EXHIBIT C

                                  BILL OF SALE

         ALEXANDER'S OF FORDHAM ROAD, INC., a Delaware corporation having an address at Park 80 West, Plaza II, Saddle Brook, New Jersey 07663 ("Seller"), for good and valuable consideration, receipt of which is hereby acknowledged, hereby sells, assigns and transfers to ______________, a _______________ ("Purchaser"), all fixtures and personal property (collectively, the "Property") attached or appurtenant to the buildings and improvements located on the property described in Annex 1 hereto (other than property of tenants, subtenants, or contractors under service contracts).

         Such sale, assignment and transfer is made without recourse, representation or warranty, except as set forth in the Deed-in-Lieu Agreement dated as of ____________ between Purchaser and Seller.

         IN WITNESS WHEREOF, Seller has executed this Bill of Sale the _____ day of __________,____.

                                             ALEXANDER'S OF FORDHAM ROAD, INC.

                                             By:
                                                --------------------------
                                                Name:
                                                Title:

                                   Exhibit D

                            Form of Tenant Estoppel


--------------------------
--------------------------
--------------------------
Attention:
           ---------------
                 Re:
                     --------------------------

         We refer to the lease dated ___________________ (the "Lease") between ____________________ as landlord ("Landlord") and the undersigned as tenant ("Tenant") demising space (the "Demised Premises") in the property located at 2501-2511 Grand Concourse, Bronx, New York. We understand that you propose to acquire such property and agree that you and your lender may rely on this certificate.

         We certify that:

1.       Tenant has entered into occupancy of the Demised Premises.
2.
3. The Lease is in full force and effect and has not been assigned or amended except as follows:___________________________________________________.
4.
5. The Lease, as amended as indicated in paragraph 2, represents the entire agreement between the parties as to such leasing.
6.
7. The commencement date of the term of the Lease is _________________, and the expiration date of the term is ________________________.
8.
9. No default under the Lease on the part of either Tenant or Landlord, and no event which with notice or the passage of time will constitute such a default, has occurred and is continuing. Tenant has no existing defenses, offsets, counterclaims or credits against the enforcement of the Lease by Landlord.
10.
11. Any improvements or work required under the Lease to be made or performed by Landlord have been completed to the satisfaction of Tenant.
12.
13. No rents have been prepaid more than one month in advance and full fixed or minimum rent, in the amount of $____________, has commenced to accrue. 14.
15. Tenant has paid to Landlord a security deposit in the amount of $___________.
16.

                                                                        Page
17.
18.
Dated:                                             By:
       ---------------                                ------------------------
                                                      President

                                   EXHIBIT E

                      AFFIDAVIT OF NON-FOREIGN TRANSFEROR
                                    (ENTITY)


STATE OF ____________ )
                      ) ss:
COUNTY OF __________  )


     The undersigned, being duly sworn deposes and says that:
     1. I, [name], am a [title] of ALEXANDER'S OF FORDHAM ROAD, INC. ("Transferor"), a Delaware corporation having an address at Park 80 West, Plaza II, Saddle Brook, New Jersey 07663;

     2. Transferor has entered into a Deed-in-Lieu Agreement (the "Agreement") whereby it has agreed to transfer to [name of purchaser, ("Transferee")] its rights to and interests in certain United States real property interests, as that term is defined in the Internal Revenue Code ("I.R.C.") Section 897(c)(1), as more specifically defined in the Agreement;

     3. Transferor is not a foreign corporation, foreign partnership, foreign trust or foreign estate for purposes of the I.R.C. Section 1445;

     4. Transferor's United States taxpayer identification number is _____________;

     5. This affidavit is made pursuant to I.R.C. Section 1445 to inform Transferee that the tax required to be deducted under said section upon the disposition of the property referenced above in paragraph 2 is exempt under I.R.C. Section 1445(b)(1) and (2);

     6. This affidavit may be relied upon by Transferee and disclosed to the Internal Revenue Service of the United States;

     7. Based upon due inquiry the statements made herein are true and complete;

     8. This affidavit is made under penalty of perjury for the benefit of Transferee and that any false, fraudulent or untrue statement herein may be punishable by fine, imprisonment or both; and

                                                                     Page
     9. I have the authority to execute this document on behalf of Transferor and bind it hereto.

                                         ALEXANDER'S OF FORDHAM ROAD, INC.

                                         By:
                                             ---------------------------
                                            [name,title]

Sworn to before me this
____ day of _____________, 19__


-------------------------
         Notary Public

Transferee must retain this certificate until the end of the fifth taxable year in which the transfer takes place and make it available to the Internal Revenue Service when requested.

                                   EXHIBIT F

                           Form of Letter to Tenants



                            [Letterhead of Borrower]



                                        [Date of Closing]


CERTIFIED MAIL, RETURN RECEIPT REQUESTED

[Name and Address of Tenant]


                 Re: Your Lease at [address of Property]           ]


Dear _____________:

                 Please be advised that on this date ownership of the above referenced property, together with the interest of landlord under your lease, has been conveyed to [______________] ("New Landlord").

                 [Your security deposit in the amount of $__________ has also been delivered to New Landlord].

                 As of today, all rent payments under your Lease should be made payable to [_______________] and mailed to:

                 ---------------------
                 ---------------------
                 ---------------------

                 If you have any questions please call [representative of Grantee] at ___________.

                                        Very truly yours,



                                        ALEXANDER'S OF FORDHAM ROAD INC.

                                                                  Page
                              By:
                                   ---------------------------
                                   Name:
                                   Title:



CONFIRMED:

[GRANTEE]

By:
     -----------------------
     Name:
     Title: